                                                                   Exhibit 10.11


THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS AGREEMENT. THOSE PORTIONS HAVE BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES INDICATED BY DOUBLE ASTERISKS (**) AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                    CENTOCOR
           244 GREAT VALLEY PARKWAY, MALVERN, PA 19355 (215) 296-4488



             ANTONI VAN LEEUWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT
             -----------------------------------------------------


     AGREEMENT dated as of October 15, 1984, between Antoni van Leeuwenhoekhuis, Het Nederlands Kankerinstituut, a corporation of the Netherlands ("Licensor") and Centocor, Incorporated, a Pennsylvania corporation ("Licensee");

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-2

                            ARTICLE I - DEFINITIONS
                            -----------------------

A. "Principle Investigator" shall mean Dr. Jo Hilgers and Dr. John Hilkens, employees of Licensor.
B. "Licensed Cell Lines" shall mean hybrid cell lines developed by the Principal Investigator that produce monoclonal antibodies directed against specific antigens as designated by Licensor in Appendix I hereto.
C. "Licensed Technical Information" shall mean information relating to development and growth of the Licensed Cell Lines and to production and recovery from the Licensed Cell Lines of monoclonal antibodies, including, inter alia, technical data, practice, plans, specifications, and patent
     ----------
     applications.
D. "Licensed Patents" shall mean any patent application owned by Licensor or any patent, domestic or foreign, which issues to Licensor concerning any Licensed Cell Lines or any process, method, or composition involving same, or monoclonal antibodies produced by using same or any other invention embodied in the Licensed Cell Lines or disclosed by the Licensed Technical Information.
E. "Licensed Products" shall mean any product containing the Licensed Cell Lines or produced by use of the Licensed Cell Lines or the Licensed Technical Information or coming within the scope of any claim of the Licensed Patents and shall further mean any process employing the Licensed Cell Lines or the Licensed Technical Information or coming within the

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-3

     scope of any claim of the Licensed Patents. Licensed Products specifically include any product containing a monoclonal antibody produced by use of the Licensed Cell Lines or the Licensed Technical Information.
F. "Field" shall mean the use of monoclonal antibodies produced from Licensed Cell Lines in diagnostic and therapeutic applications excluding (a) use of antibody in-vivo diagnostic radioimaging applications and (b) therapeutic applications using monoclonal antibodies coupled to toxins.
G. "Affiliate" shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with, Licensee. Control means ownership of or other beneficial interest in 50 percent or more of the voting stock or other voting interest of a corporation or other business entity.
H. "Net Sales" shall mean the total invoice price charged by Licensee for the sale of Licensed Products, less the cost of customary trade discounts, broker's or agent's commissions, credits given for rejected or returned products, freight, value added, sales or use taxes and customs duties. In the case of transfers or sale of Licensed Products by Licensee to an Affiliate for sales by the Affiliate, Net Sales shall be based upon the greater of the total invoice price charged by Licensee to the Affiliate or the total invoice price charged by the Affiliate to its customers.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-4

                           ARTICLE II - LICENSE GRANT
                           --------------------------

A. Licensor hereby grants to Licensee, upon and subject to all the terms and conditions of this Agreement, an exclusive license in the Field to manufacture, use and sell monoclonal antibodies produced by using the Licensed Cell Lines and Licensed Products, which exclusive license is non-transferable and worldwide.
B. Licensor hereby grants to Licensee, upon and subject to all the terms and conditions of this Agreement, a license to possess and use the Licensed Technical Information prior to publication or other distribution thereof by Licensor.
C. In the event that Licensee shall require a license under Licensed Patents, Licensor hereby grants to Licensee, upon and subject to all the terms and conditions of this Agreement, license of limited term as defined by Article III, C under the Licensed Patents to possess, culture and employ the Licensed Cell Lines and to manufacture and sell monoclonal antibodies produced by using the Licensed Cell Lines and products containing such antibodies, in all countries where the Licensed Patents are effective, which license is non-transferable.
D. Licensor further grants to Licensee the right to sublicense third parties, provided that the terms and provisions of this Agreement are met where applicable, and that Licensee notifies Licensor of any proposed sublicensing agreement prior to execution.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-5

                        ARTICLE III - TERMS OF AGREEMENT
                        --------------------------------

A. The terms, conditions, and obligations of this Agreement become effective as of the date of signing by both parties.
B. The term of the licenses granted under this Agreement for the Licensed Cell Lines and the Licensed Technical Information shall continue until this Agreement is terminated as provided in Article IX.
C. The term of the license granted under this Agreement for the Licensed Patents shall be for the duration of any such Licensed Patents or for such period as is allowed.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-6

                            ARTICLE IV - PROSECUTION
                            ------------------------

Licensor has the sole right to determine whether it shall make application for domestic or foreign patent for any invention embodied in the Licensed Cell Lines or disclosed by the Licensed Technical Information.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-7

                             ARTICLE V - ROYALTIES
                             ---------------------

A. In consideration of the licenses granted under this Agreement concerning the Licensed Cell Lines and the Licensed Technical Information, Licensee agrees to pay to Licensor a percentage of Net Sales of Licensed Products such payment to be used to fund further research on cancer immunology in Het Nederlands Kankerinstituut as follows:
     (i) [**] with respect to the sale of Licensed Products produced from Licensed Cell Line or;
     (ii) With respect to Net Sales of Licensed Products coming within the scope of any claim of a Licensed Patent which has issued to Licensor, the amounts which Licensee shall pay to Licensor, [**] of Net Sales of such Licensed Products.
B. In consideration of the right to sublicense third parties granted by Licensor to Licensee, Licensee agrees to pay Licensor an amount equal to
     [**]   percent [**] of all amounts received from each sublicensee under a sublicensing agreement.
C. If Centocor has to pay royalties to a third party due to a valid patent that Licensed Products infringe, Centocor may reduce royalties due under
     Article V by half of the royalties paid to said third party, but in no event shall the royalties under this Agreement be reduced by more than [**].

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-8

                        ARTICLE VI - PAYMENT AND REPORTS
                        --------------------------------

A. On or before the last business day of January, April, July, and October of each year of this Agreement, Licensee shall submit to Licensor a written report stating:
     (i) A calculation of the amounts due under Article V, A and;

     (ii) A calculation of the amounts due to Licensor based on monies due Licensee under Section V, B.

          The written report shall also include, with respect to each Licensed Cell Line, the quantity of Licensed Products sold, the Net Sales price charged, the names of any sublicensees, the quantity of Licensed Products sold by sublicensees, and the amount of money due Licensee from sublicensees, and shall be accompanied by payment of the calculated royalty. In the case of transfers or sales of Licensed Products by Licensee to an Affiliate for sale by the Affiliate, the written report shall further include the quantity of Licensed Products transferred or sold to the Affiliate and the total invoice price charged by Licensee to the Affiliate and by the Affiliate to its customers.
B. Licensee shall maintain at its principal office usual books of account and records showing its actions under this Agreement. Such books and records shall be open to inspection and copying, during usual business hours by an independent certified public accountant for two (2) years after the calendar quarter to which they pertain, for purposes of verifying the accuracy of the royalties paid by Licensee under this Agreement.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-9

                           ARTICLE VII - BEST EFFORTS
                           --------------------------

A. Licensee shall employ its best efforts to perfect and market the Licensed Products. Best efforts shall be judged by Licensor using an objective standard and the reports and records provided by Licensee as well as other resources and literature available to or developable by Licensor.
B. Marketing shall, where reasonably required to meet marketing objectives, include sales, offers for sale, sales development, technical consultation pursuant to sales, manufacture, production or processing, detailing to suitable buyers, advertisement, publication of technical reports, sponsorship of scientific meetings pursuant to or directed to the Licensed Cell Lines, the Licensed Technical Information and the Licensed Patents, and further activities of similar types.
C. From time to time, upon Licensor's reasonable request, Licensee shall consult with Licensor on a confidential basis to advise Licensor of the state of development of Licensed Products.
D. Licensee recognizes that Drs. Hilkens and Hilgers will perform further research studies utilizing 115DB in animal models (nude mice) to determine efficiency in diagnostic imaging and therapy experiments and Licensee will not perform similar research studies unless mutually agreed upon between Drs. Hilkens/Hilgers and Centocor representatives.
E. Licensee shall invite Licensor to participate in in vivo diagnostic and therapeutic clinical trial studies and all human trials shall be performed after mutual agreement has been reached between Drs. Hilkens/Hilgers and Centocor representatives.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-10

        ARTICLE VIII - TECHNICAL CORRESPONDENT; CONFIDENTIAL INFORMATION
        ----------------------------------------------------------------

A. Licensor and Licensee shall each select an employee who shall act as its technical correspondent in transmitting technical information and in arranging for other assistance necessary to fully exploit the Licensed Cell Lines. Each party shall indicate promptly to the other in writing the name of its technical correspondent.
B. For a period of 18 months, Licensor's technical correspondent shall answer all reasonable technical inquiries received from Licensee's technical correspondent relating to the Licensed Cell Lines, Licensed Technical Information and Licensed Products.
C. Licensor may, but is not obligated to, receive confidential information from Licensee. Licensor will not disclose or make available confidential information received from Licensee to third parties without Licensee's written permission. Licensor's obligations under this paragraph apply only to information which Licensee has designated in writing as "Confidential". Any such confidential information shall be submitted by Licensee to Licensor's Office of Science and Technology Development. The obligations of confidence under this Article VIII do not apply to any information which:

     (i)       was known to Licensor prior to receipt thereof from Licensee;
     (ii) was or becomes a matter of public information or publicly available through no act or failure to act on the part of Licensor;
     (iii) is acquired by Licensor form a third party entitled to disclose the information to it; or
     (iv)      was developed independently by Licensor.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-11

                            ARTICLE IX - TERMINATION
                            ------------------------

A. This Agreement and the licenses granted under it may be terminated by Licensor (i) upon sixty (60) days written notice to Licensee for Licensee's material breach of the Agreement and failure to cure in accordance with
     Article X, B or (ii) should Licensee commit any act of bankruptcy, become insolvent, file a petition under any bankruptcy or insolvency act, or have any such petition filed against it, or offer any general compostion to its creditors, because of the happening of such act, event or offer.
B. Upon any termination of this Agreement and any license granted under it, for any reason other than a failure to cure a material breach of the Agreement, Licensee shall have the right for one (1) year to dispose of all Licensed Products or substantially completed Licensed Products then on hand, and to complete all orders for such Licensed Products then on hand, and royalties shall be paid to Licensor with respect to such Licensed Products as though this Agreement had not terminated.
C. Upon any termination of this Agreement all licenses granted by Licensor and all sublicenses granted by Licensee under it shall terminate simultaneously, subject nevertheless to Article IX, B.

D. Termination of this Agreement shall not terminate Licensee's obligation to pay all royalties which shall have accrued hereunder.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-12

                          ARTICLE X - BREACH AND CURE
                          ---------------------------


A. In addition to the applicable legal standards and as provided herein, Licensee shall be in material breach of this Agreement for the following reasons:
     (i) Failure to use best efforts pursuant to Article VII;
     (ii) Failure to pay royalties pursuant to Article V;
B. Licensee shall have the right to cure its material breach. The cure shall be effected within a reasonable time but in no event later than sixty (60) days after notice of breach given by Licensor.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-13

                           ARTICLE XI - INFRINGEMENT
                           -------------------------

A. Licensor will protect its Licensed Patents from infringement and prosecute infringers when in its sole judgement such action may be reasonably necessary, proper and justified.
B. If Licensee shall have supplied Licensor with written evidence demonstrating to Licensor's satisfaction prima facie infringement of claim
                                              ----- -----
     of a Licensed Patent by a third party selling products in competition with Licensee, Licensee may by notice request Licensor to take steps to protect the Licensed Patent, and unless Licensor shall within three months of the receipt of such notice either (i) cause such infringement to terminate or (ii) initiate legal proceedings against the infringer, Licensee may upon notice to Licensor initiate legal proceedings against the infringer at Licensee's expense. In such event, Licensee may deduct from royalties payable hereunder reasonable costs and legal fees incurred to conduct such proceedings, but in no event shall such royalties be reduced by more than [**] percent of the amount due to Licensor in the absence of such proceedings. Any recovery by licensee in such proceedings shall first be used to pay Licensee any amounts withheld during the pendency of the proceedings. The balance shall be divided [**] percent to Licensee and [**] percent to Licensor.
C. In the event one party shall initiate or carry on legal proceedings to enforce any Licensed Patent against an alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-14

          by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a Licensed Patent shall have sole control of that suit, and shall bear the reasonable expenses incurred by the remaining party in providing such assistance and cooperation as is requested.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-15

                             ARTICLE XII - WARRANTY
                             ----------------------

     Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity of any Licensed Patent. Further, nothing in this Agreement shall be construed as a warranty or representation by either party that anything made, used, sold, or otherwise disposed of under any license granted under this Agreement is or will be free from infringement of domestic or foreign patents of third parties.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-16

         ARTICLE XIII - PROHIBITION AGAINST USE OF LEEUWENHOEKHUIS NAME
         --------------------------------------------------------------

     The use by Licensee or any sublicensee of Licensee of the name, or any variation or combination thereof, or the name of any faculty member, other employee or student of Leeuwenhoekhuis, for any purpose whatsoever is prohibited unless Licensor gives written consent.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-17

             ARTICLE XIV - COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS
             ------------------------------------------------------

     Licensee shall comply with all governmental requests directed to either Licensor or Licensee and provide all information and assistance necessary to comply with the governmental requests. Failure to take necessary action and to comply with said requests will be considered a material breach of this Agreement. Notwithstanding any provisions in this Agreement, Licensor disclaims any obligations or liabilities arising under the license provisions of this Agreement if Licensee is charged in a governmental action for not complying with or fails to comply with any governmental regulations.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-18

                             ARTICLE XV - INDEMNITY
                             ----------------------

     Licensee will indemnify and hold harmless Licensor against any and all actions, suits, claims, demands, or prosecutions that may be brought or instituted against Licensor based on or arising out of this Agreement on the following basis:
     a. the manufacture, packaging, use or sale of Licensed Products by Licensee or any sublicensee of Licensee;
     b. any representation made or warranty given by Licensee or any sublicensee of Licensee with respect to any Licensed Product; or
     c. the use by Licensee or any sublicensee or Licensee of Licensed Cell Lines, or Licensed Technical Information, or Licensed Products.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-19

                              ARTICLE XVI - NOTICE
                              --------------------

     Any notice, report, payment, or statement required or permitted under this Agreement shall be considered to be given when sent by certified mail (return receipt requested), postage prepaid and addressed to the party for whom it is intended at its address of record. The record addresses of the parties are as follows:

          Licensor: Dr P. Borst, scientific director
                    Antoni van Leeuwenhoekhuis
                    Het Nederlands Kankerinstituut
                    Plesmanlaan 121
                    1066 CX Amsterdam
                    The Netherlands


          Licensee: Hubert J.P. Schoemaker, Ph.D.
                    President
                    Centocor, Incorporated
                    244 Great Valley Parkway
                    Great Valley Corporate Center
                    Malvern, Pennsylvania 19355
                    U.S.A.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-20

                          ARTICLE XVII - MISCELLANEOUS
                          ----------------------------

     This Agreement shall be governed by Dutch law applicable to agreements made and to be performed in Holland.

     The Agreement shall be binding on the parties hereto and upon their repective heirs, administrators, successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party. No change will be effective unless in writing and agreed to in writing by both parties.

     IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the date set forth.

Licensor
--------


Date: Nov. 8, 1984
By:  /s/ P. Borst
Title: Director of Research
For: Antoni van Leeuwenhoekhuis

Licensee
--------

Date: Sept. 30, 1984
By: /s/ Hubert J.P. Schoemaker
Title: President
For: Centocor, Inc.

LEEWENHOEKHUIS/CENTOCOR LICENSE AGREEMENT 0076C.092784.FOD Page-21

                                   APPENDIX I
                                   ----------


     Centocor obtains the rights pursuant to the agreement for a license in the Field to use:

     Hybridoma Cell Line 115D8 prepared against human milk fat membranes.